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                                                                       EXHIBIT K

[LINCOLN HEAD LOGO] LINCOLN
                    FINANCIAL GROUP-R-

                                                                  LAW DEPARTMENT
                                   JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY
                                                               ONE GRANITE PLACE
                                                    CONCORD, NEW HAMPSHIRE 03301

                                                          FREDERICK C. TEDESCHI,
                                    VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                                                             Phone: 603-226-5105
                                                               Fax: 603-226-5448
                                                      FREDERICK.TEDESCHI@LFG.COM

April 2, 2007

Jefferson Pilot LifeAmerica Insurance Company
One Granite Place
Concord, New Hampshire 03301

     Re: Post-Effective Amendment No 17 on Form N-6 to Registration Statement on Form S-6 (File No. 33-77496) and Amendment No. 7 to Registration Statement under the Investment Company Act of 1940 (File No. 811-08470) JPF Separate Account B

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by Jefferson Pilot LifeAmerica Insurance Company (the "Company") and its separate account, JPF Separate Account B (the "Separate Account"), of Post-Effective Amendment No. 17 on Form N-6 to Registration Statement on Form S-6 (File No. 33-77496) and Amendment No. 7 to Registration Statement under the Investment Company Act of 1940 (File No. 811-08470) (the "Post-Effective Amendment"). The purpose of this filing is to reflect that on April 2, 2007, the Company will, upon the approval of the New York State Insurance Department and the filing of the Charter with the Secretary of State of the State of New York, redomesticate to the State of New York and change its name to Lincoln Life & Annuity Company of New York ("Lincoln New York"), and that the Separate Account, upon the approval of the New York State Insurance Department, will change its name to Lincoln Life & Annuity Flexible Premium Variable Life Account JA-B.

In the course of preparing this opinion, I have made such examination of law and have examined such records and documents as I considered appropriate as a basis for the opinion hereinafter expressed. I have assumed the due issuance by the Superintendent of the New York State Insurance Department of its approval to the redomestication of the Company to the State of New York and the change of the name of the Company and the Separate Account and the due filing of the Charter with the Secretary of State of the State of New York.

Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Post-Effective Amendment under the Securities Act of 1933, as amended, for the Separate Account will, when issued, be legally issued and will represent binding obligations of Lincoln New York, the depositor for the Separate Account.

I consent to the use of this opinion as an Exhibit to the Post-Effective Amendment.

Sincerely,

/s/Frederick C. Tedeschi

Frederick C. Tedeschi
Vice President and
Associate General Counsel